Exhibit 3.1(a)



                            ARTICLES OF INCORPORATION

ARTICLE I. NAME
---------------
The name of this Florida corporation is:
                                          CAPSTAN ENTERTAINMENT CORPORATION

ARTICLE II. ADDRESS
-------------------
The Corporation's mailing address is:
CAPSTAN ENTERTAINMENT CORPORATION
4045 Bahia Isle Circle, Wellington FL 33467

ARTICLE III. REGISTERED AGENT
-----------------------------
The name and address of the Corporation's registered agent is:
Corporate Creations Network Inc., 941 Fourth Street #200 Miami Beach FL 33139

ARTICLE IV. BOARD OF DIRECTORS
------------------------------
The name of each member of the Corporation's Board of Directors is:
Don A. Paradiso
The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

ARTICLE V. CAPITAL STOCK
------------------------
The Corporation shall have the authority to issue 100,000 shares of common stock, par value $.01 per share.

ARTICLE VI. INCORPORATOR
------------------------

The name and address of the incorporator is: Don A. Paradiso, Don A. Paradiso, P.A. 2072 South Military Trail, Suite #7 West Palm Beach FL 33415

ARTICLE VII. CORPORATE EXISTENCE
--------------------------------
These Articles of Incorporation shall become effective and the corporate existence will begin on July 6, 2000.

The undersigned incorporator executed these Articles of Incorporation on July 7, 2000.

/s/  DON A. PARADISO
---------------------------------
Don A. Paradiso
by R.A. Reyes as attorney-in-fact

Don A. Paradiso  FL Bar Member 0969974
Don A. Paradiso, P.A.
2072 South Military Trail, Suite #7
West Palm Beach FL 33415 561-649-1000
H00000035803                                Copyright(C)1993-2000 CC


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